UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 7, 2007 (September 5, 2007)

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, 2nd Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

Anworth Mortgage Asset Corporation’s (“Anworth”) wholly-owned subsidiary, Belvedere Trust Mortgage Corporation (“Belvedere”), recently engaged two financial advisers to assist Belvedere with identifying term financing alternatives to replace the financing previously provided by certain of Belvedere’s Master Repurchase Agreements with several counterparties. On September 5, 2007, following discussions with Belvedere’s financial advisers during which discussions it was determined that obtaining alternate financing with a maturity of one year or more was presently unlikely, it was concluded that a material charge for impairment with respect to all of Belvedere’s assets is required under accounting principles generally accepted in the United States of America. Anworth’s estimate of the amount of this impairment charge is $142.8 million, which consists of its initial investment in Belvedere of $100 million and inter-company loans to Belvedere totaling $42.8 million. The effect on stockholders’ equity will be approximately $125.8 million, which is the total amount of the impairment charge of $142.8 million less approximately $17 million of unrecognized losses, which is reflected in Accumulated Other Comprehensive Loss at June 30, 2007. Anworth does not anticipate that the impairment charge will result in future cash expenditures.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Actual outcomes may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, increases in default rates of the mortgage loans acquired by our mortgage loan subsidiaries, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other U.S. Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: September 7, 2007	By:	/s/ Joseph Lloyd McAdams
Title: Chairman of the Board, President and Chief Executive Officer